As filed with the Securities and Exchange Commission on September 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2758596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Four Liberty Square

Boston, MA 02109

617-639-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George O. Elston

Chief Financial Officer

Juniper Pharmaceuticals, Inc.

Four Liberty Square

Boston, MA 02109

617-639-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Herbert F. Kozlov, Esq.

Aron Izower, Esq.

Reed Smith LLP

599 Lexington Avenue, 22nd Floor

New York, NY 10022

212-521-5400

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common stock, $.01 par value per share (5)
Preferred Stock, par value $.01 per share
Warrants to Purchase Shares of Common Stock, Shares of Preferred Stock or other securities
Rights to Purchase Shares of Common Stock, Shares of Preferred Stock or other securities
Units
TOTAL			$100,000,000	$11,620

(1)	This registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, such indeterminate number of rights to purchase common stock or preferred stock, and such indeterminate number of units representing an interest in one or more shares of common stock or preferred stock, warrants and/or rights in any combination as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	The proposed maximum initial offering price per unit will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock as may be issued upon conversion of, or exchange for, preferred stock that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)	Each share of common stock registered hereunder includes an associated preferred share purchase right (“Right”), which entitles the holder to purchase one-one thousandth of a share of Series D Junior Participating Preferred Stock of Juniper Pharmaceuticals, Inc. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificate or book-entry records for the common stock and will be transferred along with and only with the common stock. Upon the occurrence of such events, the Rights will separate from the common stock and separate certificates representing the Rights will be distributed to the holders of the common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL

BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 14, 2015

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time we may offer, issue and sell, together or separately, (i) shares of common stock; (ii) shares of preferred stock; (iii) warrants to purchase common stock, preferred stock or other securities; (iv) rights to purchase common stock, preferred stock or other securities; and (v) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $100,000,000.

Our common stock is listed on the NASDAQ Stock Market under the symbol “JNP.” On September 11, 2015, the last reported sale price of our common stock on the NASDAQ Stock Market was $14.24 per share.

The securities may be sold directly to investors, through agents designated from time to time, or to or through underwriters or dealers. See “Plan of Distribution” on page 9 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus, dated                         , 2015.

In this prospectus, unless we indicate otherwise, “we,” “us,” “our,” “the Company,” “registrant,” and “Juniper” refer to Juniper Pharmaceuticals, Inc. together with our subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 9 of this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

BUSINESS

General

We are in the business of developing specialty pharmaceutical products that utilize proprietary drug delivery technologies to treat unmet medical needs in women’s health.

Currently, we receive product revenues from the manufacture and sale of CRINONE® (progesterone gel) to our commercial partner Merck KGaA, Darmstadt, Germany (“Merck KGaA”), internationally. We sold the U.S. intellectual property rights for CRINONE to Allergan plc in 2010 and receive royalty revenues from Allergan based on their U.S. sales.

Our strategic business focus is on the following key areas:

•	Supplying CRINONE to our commercial partner, Merck KGaA, for sale in over 90 countries around the world;

•	Growing our pharmaceutical service business, Juniper Pharma Services (“JPS”);

•	Advancing COL-1077, our investigational 10% lidocaine bioadhesive vaginal gel through clinical development;

•	Identifying drug candidates and building a pipeline of pharmaceutical products addressing unmet medical needs in women’s health utilizing our novel drug delivery technologies, including our recently in-licensed intra-vaginal ring (“IVR”) and bioadhesive delivery system (“BDS”); and,

•	Identifying and pursuing business development collaborations, including co-development opportunities that will leverage our proprietary drug delivery technologies and the pharmaceutical development capabilities of JPS for life-cycle management of existing commercial pharmaceutical products.

We believe our product and services businesses provide synergies for growth and the development of new therapeutics using our proprietary drug delivery technologies. Our lead candidate, COL-1077, an acute use anesthetic for the treatment of pain associated with minimally invasive gynecological procedures, is currently in a Phase 2 clinical study. We aim to expand our proprietary product pipeline, leveraging our IVR and BDS technologies.

Supply of CRINONE:

Under the terms of the amended license and supply agreement with Merck KGaA, we sell CRINONE to Merck KGaA on a country-by-country basis at the greater of (i) cost plus 20% or (ii) a percentage of Merck KGaA’s net selling price based on a tiered structure. As sales unit volumes increase, our percentage share of incremental sales decreases. Additionally, Juniper Pharmaceuticals and Merck KGaA are jointly cooperating to evaluate and implement manufacturing cost reductions, with both parties sharing any benefits realized from these initiatives.

We manufacture CRINONE in Europe using third party contract manufacturers and record sales to Merck KGaA through our foreign subsidiaries.

The current supply agreement is an amendment to the second extension of the original agreement and it was executed in April, 2013 and expires in May, 2020. If, at the end of the supply term, the parties cannot agree upon mutually acceptable terms for renewal of the supply arrangement, Merck KGaA may elect to retain a license to the product and will have an irrevocable fully paid-up license to the product.

Pharmaceutical Service Business:

Juniper Pharma Services (“JPS”) offers a range of sophisticated technical services to the pharmaceutical and biotechnology industry. Our customers range from start-up biotechnology firms to global pharmaceutical companies.

Within our services offering, we provide to our customers expertise on the characterization, development, and clinical trials manufacturing of pharmaceutical compounds. We have particular expertise in problem solving for challenging compounds that are considered “difficult to progress.” Our service model allows us to take our customers’ drug candidates from early development through clinical trials manufacturing. We also support our customers with advanced analytical and consulting services for intellectual property issues. We deploy this same capability for our in-house proprietary Product Development activities.

Through JPS, we also manage the global supply chain and contract manufacturing of CRINONE, for our partner Merck KGaA.

Product Development

Juniper Pharmaceuticals, Inc. is developing proprietary products to treat unmet medical needs in women’s health.

COL-1077:

We are currently advancing COL-1077, an investigational 10% lidocaine bioadhesive vaginal gel intended as an acute use anesthetic for pain associated with minimally invasive gynecological procedures. In March 2015, we filed an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) for COL-1077. In June 2015, we began enrolling patients in a randomized, double-blinded, placebo controlled Phase 2 clinical trial to evaluate the safety and efficacy of COL-1077 in women undergoing transvaginal pipelle-directed endometrial biopsy with tenaculum placement. This study is designed to enroll 150 patients at 15 U.S. sites. The primary endpoint of this study is the reduction in pain intensity at the time of biopsy and results of this clinical study are expected in mid-2016.

This study builds on a prior proof-of-concept study that evaluated the effect of 5% lidocaine bioadhesive gel vs. placebo gel in a vasopressin-induced cramping model. In the earlier study, there were statistically significant decreases in objectively measured uterine pressure, objectively measured uterine contraction frequency, patient reported pain, and the perceived number of uterine contractions.

The primary endpoint of the current Phase 2 study is a reduction in pain intensity at the time of endometrial biopsy, with secondary endpoints assessing the reduction in post-procedural pain over a 24-hour time period. Additional endpoints will evaluate safety and need for rescue analgesic, as well as some exploratory patient-related outcome assessments such as ability to return to normal activities after the procedure is performed. We expect results from this study in mid-2016.

We utilized the expertise of Juniper Pharma Services for the development and clinical trial manufacturing of this product. We are using external contract research organizations for clinical study management.

Intra-vaginal Ring Technology:

In March 2015, we obtained an exclusive worldwide license for the intellectual property rights for a novel intra-vaginal ring (“IVR”) technology. Due to its novel polymer composition and segmentation capability, the Juniper IVR has the potential to deliver drugs, including larger molecules such as peptides, at different dosages and release rates within a single segmented ring. We have identified a number of product concepts for this technology within five therapeutic target areas: Obstetrics/Reproductive, Rheumatologic, Gynecologic Endocrine, Endocrine-Bone, and Urologic-Gynecological health.

Dr. Robert Langer from the Massachusetts Institute of Technology and Dr. William F. Crowley from Massachusetts General Hospital and Harvard Medical School developed this technology and both serve as strategic advisors and members of our Scientific Advisory Board (“SAB”). Other members of our SAB, which is providing scientific and clinical advice on the identification of, planning for, and advancement of our new drug candidates, are Ginger D. Constantine, MD, Daniel A. Shames, MD, FACS, and Martyn Davies, BSc, Ph.D., FRPharmS, CChem, FRSC, who serves as chairman.

Bioadhesive Delivery System:

Our bioadhesive delivery system (“BDS”) is a novel drug delivery technology that facilitates binding to mucosal surfaces upon administration, and allows release of the active drug in a controlled and sustained manner until the BDS formulation is discharged upon normal cell turnover. The BDS is utilized in both CRINONE and COL-1077.

Business Development

Our IVR and BDS technologies represent innovative life-cycle management opportunities for existing commercial products that may benefit from intra-vaginal delivery of drugs. In particular, existing commercial products that are injectable, experience poor compliance, or have systemic toxicity limitations may benefit from our delivery technologies.

We are actively exploring business development collaborations that will leverage our novel drug delivery technologies and in-house expertise at Juniper Pharma Services. We expect to be an active participant in any available collaboration, including participating as a co-development partner, licensee or licensor, depending on the product and market opportunity.

Corporate Information

Juniper was incorporated as a Delaware corporation in 1986, under the name “Columbia Laboratories, Inc.” In April 2015, we changed our name to Juniper Pharmaceuticals, Inc., and our subsidiary formerly known as Molecular Profiles Ltd. changed its name to Juniper Pharma Services Ltd. (“Juniper Pharma Services” or “JPS”), to reflect the focus of the Company as a women’s health specialty pharmaceutical company with novel in-house development and clinical manufacturing capabilities.

Our principal executive offices are located at Four Liberty Square, 4th Floor, Boston, MA 02109, and our telephone number is 617-639-1500. Our wholly-owned subsidiaries are Columbia Laboratories (Bermuda) Ltd., Juniper Pharmaceuticals (France) SA and Juniper Pharmaceuticals (UK) Limited. We maintain Internet websites at http://www.juniperpharma.com and http://ir.juniperpharma.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our websites, and you should not consider it to be a part of this document. The Juniper name and logo and the names of products and services offered by Juniper are trademarks, registered trademarks, service marks or registered service marks of Juniper. Other tradenames and trademarks appearing in this prospectus are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained or incorporated by reference in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, we publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and other aspects of our present and future business operations and similar matters that also constitute such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such statements include, among other things:

•	any statements regarding future operations, plans, regulatory filings or approvals, including the plans and objectives of management for future operations or programs or proposed new products or services;

•	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any of our research and development activities or proposed or potential clinical trials or new drug filing strategies or timelines,

•	any statements indicating whether any of our clinical trials will be completed successfully within any specified time period or at all;

•	any projections of cash resources, revenue, operating expense or other financial terms;

•	any statements regarding pending or future mergers or acquisitions;

•	any statements regarding approaches to medical treatment or possible actions by customers, suppliers, strategic partners, potential strategic partners, competitors and regulatory authorities;

•	any statements regarding compliance with the listing standards of the NASDAQ Stock Market; and,

•	any statements regarding future economic conditions or performance and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “plan,” “believe,” “could,” “intend,” “predict,” “may,” “should,” “will” and words of similar import regarding the Company’s expectations. Forward-looking statements are only predictions and actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our current knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-

looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in this prospectus, the accompanying prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K or 10-K/A and our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that over time new risks will emerge and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Information Incorporated by Reference,” and with the understanding that our actual future results may materially differ from what we expect.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks described in this prospectus and any prospectus supplement, including the risk factors set forth in the documents and reports filed with the Securities and Exchange Commission, or SEC, that are incorporated herein by reference, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 on file with the SEC, before you make an investment decision pursuant to this prospectus and any prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include the further development, manufacture and commercialization of our products, and to fund research and development of other products, working capital, capital expenditures and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, as well as for capital expenditures. We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock;

•	warrants to purchase from us shares of our common stock, preferred stock or other securities;

•	rights to purchase from us shares of our common stock, preferred stock or other securities; and,

•	units, each representing a combination of two or more of the foregoing securities.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $100,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 151,000,000 shares of our capital stock, with a par value of $0.01 per share. Of the authorized amount, 150,000,000 of the shares are designated as common stock and 1,000,000 of the shares are designated as preferred stock.

As of September 11, 2015 there were 10,788,904 shares of common stock issued and outstanding, and 680 shares of preferred stock were issued and outstanding.

Description of Common Stock

General. Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the NASDAQ Stock Market under the symbol “JNP.”

Voting Rights. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Shareholder Rights Plan. As part of our strategy to protect stockholder value by preserving important tax assets of the Company, our board of directors has adopted an Amended and Restated Rights Agreement (the “Rights Plan”). We adopted the Rights Plan to preserve the value of our net operating loss carry forwards by reducing the likelihood that the Company would experience an ownership change by discouraging any person (together with such person’s affiliates and associates), without the approval of the Board of Directors, (i) from acquiring 4.99% or more of the outstanding Voting Stock (as defined in the Rights Plan) and (ii) that currently beneficially owns 4.99% or more of the outstanding Voting Stock from acquiring more shares of Voting Stock, other than by exercise or conversion of currently existing warrants, convertible securities or other equity-linked securities. In general, the Amended Rights Plan leaves the Rights Plan unchanged in all material respects, other than increasing from 4.99% or more to 9.99% or more the percentage of outstanding shares of Voting Stock that a Person must Beneficially Own (as defined in the Amended Rights Plan) in order to qualify as an “Acquiring Person” for purposes of triggering the Rights (as defined in the Amended Rights Plan) under the Amended Rights Plan. The Amended Rights Plan expires on July 3, 2016.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

Dividends

We have never paid a cash dividend on our common stock and do not anticipate the payment of cash dividends in the foreseeable future. We intend to retain any earnings for use in the development and expansion of our business. We are required to pay a 5% dividend on our Series C Preferred Stock on the last day of each quarter. We are current on our dividend payments. Applicable provisions of the Delaware General Corporation Law may affect our ability to declare and pay dividends on our common stock as well as on our Series C Preferred Stock.

Description of Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement. Our board of directors has the authority, without further action by the stockholders, to issue up to a total of 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the common stock.

We currently have 130 shares outstanding of Series B convertible preferred stock, par value $0.01 (“Series B Preferred Stock”) 550 shares outstanding of contingently redeemable Series C convertible preferred stock, par value $0.01 (‘Series C Preferred Stock”), and no other shares of preferred stock outstanding. Each share of Series B Preferred Stock is convertible into 2.5 shares of common stock. Upon our liquidation, the holders of the Series B Preferred Stock are entitled to $100 per share. The Series B Preferred Stock will be automatically converted into common stock upon the occurrence of certain events. Holders of the Series B Preferred Stock are entitled to one vote for each share of common stock into which the preferred stock is convertible. The contingently redeemable Series C Preferred Stock has a stated value of $1,000 per share, and is convertible into common stock at the lower of: (i) $28.00 per share of common stock; or, (ii) 100% of the average of the closing prices during the three trading days immediately preceding the conversion notice, not to exceed 294,045 shares as of December 31, 2014. The Series C Preferred Stock pays a 5% dividend, payable quarterly in arrears on the last day of each quarter. The security holders of Series C Preferred Stock have certain redemption rights due to events beyond our control such as delisting, dividend defaults and certain other defaults.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the company or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and,

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance.

Anti-Takeover Effects of Provisions of Our Charter Documents

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•	provide that the authorized number of directors may be changed only by resolution of the Board;

•	provide that, subject to the rights of preferred stock holders, all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	authorize the Board to amend the Bylaws, subject to amendment or repeal by the stockholders entitled to vote thereon;

•	provide that special meetings of our stockholders may be called only by the Board of Directors, the Chairman of the Board, our Chief Executive Officer or our Secretary; and,

•	authorize our Board to issue, without further action by the stockholders, up to 1,000,000 shares of preferred stock and to determine the preferences, rights, and powers of such shares.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or,

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or,

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and,

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or,

•	to exercise any rights as stockholders of Juniper.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the date of determining the security holders entitled to the rights distribution;

•	the number of such rights issued to each security holder;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the conditions to completion of the rights offering;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and,

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and,

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or,

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock or preferred stock will be listed on the NASDAQ Stock Market or on another national securities exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Reed Smith LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 incorporated by reference in this Prospectus, constituting a part of the Registration Statement on Form S-3, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on Public Reference Rooms. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to Juniper and our securities, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-10352) made prior to the termination of the offering contemplated hereby are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 18, 2015;

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2014 filed with the SEC on April 30, 2015;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2015 filed with the SEC on August 4, 2015;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the SEC on May 6, 2015;

•	Our Current Report on Form 8-K filed with the SEC on July 22, 2015;

•	Our Current Report on Form 8-K filed with the SEC on July 10, 2015;

•	Our Current Report on Form 8-K filed with the SEC on May 28, 2015;

•	Our Current Report on Form 8-K filed with the SEC on April 13, 2015;

•	Our Current Report on Form 8-K filed with the SEC on April 3, 2015;

•	Our Current Report on Form 8-K filed with the SEC on April 1, 2015;

•	Our Current Report on Form 8-K filed with the SEC on January 30, 2015;

•	Our Current Report on Form 8-K filed with the SEC on January 12, 2015; and,

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 8, 2004, as it may be amended from time to time.

We do not and will not, however, incorporate by reference any documents, or portions thereof, that are not deemed to be “filed” with the SEC.

Our website is http://www.juniperpharma.com and our investor relations website is linked thereto and can also be accessed directly at http://ir.juniperpharma.com. Our investor relations website links to our filings available on the SEC website. We will also provide electronic or paper copies of our filings free of charge upon request. Information contained on our website or any other website is not incorporated into this prospectus or any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement. You can request a free copy of the aforementioned filings, or any filings subsequently incorporated by reference into this prospectus or any prospectus supplement, by writing or calling us at:

Juniper Pharmaceuticals, Inc.

Four Liberty Square, 4th Floor

Boston, MA 02109

Attention: George O. Elston, Chief Financial Officer and Treasurer

Telephone: 617-639-1500

You should rely only on the information contained in this prospectus. We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Juniper Pharmaceuticals, Inc. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$11,620
Printing fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*

Total expenses	$	*

*	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Juniper Pharmaceuticals, Inc., (“Juniper”), is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Juniper’s by-laws provide that Juniper shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer, made or threatened to be made a party to an action or proceeding other than one by or in the right of Juniper, by reason of the fact that such person is or was a director or officer, or was serving in such capacities at another entity at the specific request of Juniper, on the same conditions provided by the DGCL.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation contains a provision eliminating the personal liability of a director to Juniper or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Juniper maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Juniper has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that Juniper indemnify our directors and officers to the fullest extent permitted by law and advance to our directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 16. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Purchase and Collaboration Agreement, dated March 3, 2010, by and between Columbia Laboratories, Inc. and Coventry Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on March 4, 2010)

2.2	Share Purchase Agreement, dated September 2013, between the Sellers, Columbia Laboratories, Inc. and Molecular Profiles Limited (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on September 18, 2013)

2.3	Stock Purchase Agreement, dated March 6, 2014, by and between Columbia Laboratories, Inc. and Coventry Acquisition, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on March 7, 2014)

3.1	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-10352) for the year ended December 31, 2005, filed on March 13, 2006)

3.2	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on July 6, 2010)

3.3	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on August 8, 2013)

3.4	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on April 3, 2015)

3.5	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-10352) for the year ended December 31, 1998, filed on March 25, 1999)

3.6	Amended and Restated By-laws of Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on January 12, 2015)

3.7	Amendment Number 1 to Amended and Restated By-laws of Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on April 3, 2015)

4.1	Amended and Restated Rights Agreement by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC dated January 28, 2015 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on January 30, 2015)

4.2*	Form of Certificate of Designation with respect to any Preferred Stock (together with form of Preferred Stock Certificate)

4.3*	Form of Warrant

4.4*	Form of Warrant Agreement

4.5*	Form of Rights Agreement

4.6*	Form of Unit Agreement

4.7*	Form of Unit Certificate

5.1	Opinion of Reed Smith LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on September 14, 2015.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned officers and directors of Juniper Pharmaceuticals, Inc., hereby severally constitute and appoint Frank C. Condella, Jr. and George O. Elston, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Juniper Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Frank C. Condella, Jr.	President and Chief Executive Officer, Director	September 14, 2015
Frank C. Condella, Jr.	(Principal Executive Officer)

/s/ George O. Elston	Chief Financial Officer and Treasurer	September 14, 2015
George O. Elston	(Principal Financial and Accounting Officer)

/s/ Nikin Patel	Chief Operating Officer, Director	September 14, 2015
Nikin Patel

/s/ James C. Geraghty	Chairman of The Board of Directors	September 14, 2015
James C. Geraghty

/s/ Frank Armstrong	Director	September 14, 2015
Frank Armstrong

/s/ Cristina Csimma, PharmD	Director	September 14, 2015
Cristina Csimma, PharmD

/s/ Donald H. Hunter	Director	September 14, 2015
Donald H. Hunter

/s/ Ann Merrifield	Director	September 14, 2015
Ann Merrifield

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Purchase and Collaboration Agreement, dated March 3, 2010, by and between Columbia Laboratories, Inc. and Coventry Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on March 4, 2010)

2.2	Share Purchase Agreement, dated September 2013, between the Sellers, Columbia Laboratories, Inc. and Molecular Profiles Limited (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on September 18, 2013)

2.3	Stock Purchase Agreement, dated March 6, 2014, by and between Columbia Laboratories, Inc. and Coventry Acquisition, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on March 7, 2014)

3.1	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-10352) for the year ended December 31, 2005, filed on March 13, 2006)

3.2	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on July 6, 2010)

3.3	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on August 8, 2013)

3.4	Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on April 3, 2015)

3.5	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company, dated as of January 7, 1999 (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-10352) for the year ended December 31, 1998, filed on March 25, 1999)

3.6	Amended and Restated By-laws of Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on January 12, 2015)

3.7	Amendment Number 1 to Amended and Restated By-laws of Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on April 3, 2015)

4.1	Amended and Restated Rights Agreement by and between Columbia Laboratories, Inc. and American Stock Transfer & Trust Company, LLC dated January 28, 2015 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-10352), filed on January 30, 2015)

4.2*	Form of Certificate of Designation with respect to any Preferred Stock (together with form of Preferred Stock Certificate)

4.3*	Form of Warrant

4.4*	Form of Warrant Agreement

4.5*	Form of Rights Agreement

4.6*	Form of Unit Agreement

4.7*	Form of Unit Certificate

5.1	Opinion of Reed Smith LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.